Exhibit 8.1

List of Subsidiaries –

Significant Active Subsidiaries
Subs Name	Country
India 4Motion Broadband Wireless Network Private Limited	India
Tadipol-ECI Sp.z.o.o	Poland
Alvarion SARL	France
Alvarion De Mexico SA	Mexico
Alvarion Inc	USA
Alvarion Srl	Romania
Alvarion Asia Pacific Ltd.	Hong Kong
Alvarion do Brazil Telecomunicacoes Ltda.	Brasil
Alvarion Japan KK	Japan
Alvarion Telsiz Sistemleri Ticaret A.S.	Turkey
Alvarion Israel (2003) Ltd.	Israel
Alvarion Mobile Inc. *	USA
Interwave Communications Inc.	USA
Alvarion Spain SL	Spain
Alvarion Philippines***	Philippines
Alvarion Uruguay SA	Uruguay
Alvarion Singapore PTE LTD	Singapore
Alvarion South Africa (Pty) Ltd	South Africa
Alvarion Ltd., Taiwan Branch Preparatory Office**	Taiwan
Alvarion del Ecuador S.A.	Ecuador
Alvarion Chile LIMITADA	Chile
Alvarion S.A.	Argentina
Alvarion Costa Rica S.A	Costa Rica
Alvarion Italy SRL	Italy
PT. Alvaritech Indonesia*	Indonesia
Alvarion Canada LTD Wavion Inc.* Wavion Ltd.****	Canada USA Israel

* Alvarion Mobile Inc. PT. Alvaritech Indonesia and Wavion Inc. are wholly-owned subsidiaries of Alvarion, Inc.
** Alvarion Ltd., Taiwan Branch Preparatory Office is a wholly-owned branch of Alvarion Singapore PTE LTD.
*** Alvarion Philippines is a wholly-owned subsidiary of Alvarion Mobile Inc.
**** Wavion Ltd. is a wholly-owned subsidiary of Wavion Inc.